                                                                       EXHIBIT 1


                              DELTA AIR LINES, INC.

                                  $300,000,000

                               Medium-Term Notes,
                                    Series C

                             Distribution Agreement



                                                                January 8, 1999



Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower, 10th Floor
New York, New York 10281

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

         Delta Air Lines, Inc., a Delaware corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series C (the "Securities") in an aggregate amount up to $300,000,000 and agrees with each of you (individually, an "Agent") as set forth in this Agreement.

         Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

                  The Securities will be issued under an indenture, dated as of May 1, 1991 (the "Indenture"), between the Company and The Bank of New York, successor to The Citizens and Southern National Bank of Florida, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established from time to time by the Company in accordance with the Indenture.

                  1. The Company represents and warrants to, and agrees with, each Agent that:

                  (a) A registration statement (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Agents and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form, other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of the Initial

         Registration Statement, including all exhibits thereto and including
         (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective being hereinafter collectively called the "Registration Statement"; such final Prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to the Securities sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 4(a) hereof, including any
         documents incorporated by reference therein as of the date of such filing);

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

                  (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

                  (d) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in, or any development known to the Company which would have a material adverse effect on, the financial condition or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus;

                  (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole; the Company is an "air carrier" within the meaning of the Federal Aviation Act of 1958, as amended, and is duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which it has intrastate routes or has a principal office or major overhaul facility and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (f) The Company has an authorized capital stock as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (g) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles), and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms in all material respects and the Securities of any particular issuance of Securities will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

                  (h) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole, and that would not affect the validity of the Securities), nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                  (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, in the reasonable judgment of the Company, individually or in the aggregate is likely to have a material adverse effect on the consolidated financial position or operations of the Company and its subsidiaries taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                  (j) Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

                  2. (a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. The Company may from time to time offer Securities for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect with respect to any Agent, the Company shall not solicit or accept offers to purchase, or sell, any Securities through any agent other than an Agent, unless such solicitation or acceptance is on terms with respect to commissions substantially similar to those set forth herein and the Company shall give the Agents reasonable notice of the appointment of such agents for the purpose of soliciting the Securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit
Section 4(f) hereof or any similar provision included in any Terms Agreement.

                  Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

                  The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

                  The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                              Commission
                                            (percentage of
                                              aggregate
                                           principal amount
Range of Maturities                       of Securities sold)
-------------------                       -------------------
From 9 months to less than 1 year ............  0.125%
From 1 year to less than 18 months ...........  0.150%
From 18 months to less than 2 years ..........  0.200%
From 2 years to less than 3 years ............  0.250%
From 3 years to less than 4 years ............  0.350%
From 4 years to less than 5 years ............  0.450%
From 5 years to less than 6 years ............  0.500%
From 6 years to less than 7 years ............  0.550%
From 7 years to less than 10 years ...........  0.600%
From 10 years to less than 15 years ..........  0.625%
From 15 years to less than 20 years ..........  0.700%
From 20 years to less than 30 years ..........  0.750%
30 years and more ......................  [to be negotiated]

                  (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. Such Agent shall be authorized to engage the services of any other broker or dealer in connection with the reoffering of Securities purchased by such Agent as principal, and a Terms Agreement may specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

                  For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, and unless otherwise agreed by the Company and such Agent, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

                  Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

                  3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sullivan & Cromwell, located at 125 Broad Street, New York, New York 10004, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

                  4. The Company covenants and agrees with each Agent:

                  (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file or transmit for filing such Pricing Supplement pursuant to Rule 424(b)(3) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment on it; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such time period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed or transmitted for filing with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and
         (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) Promptly from time to time to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction;

                  (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

                  (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration

         Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earning statement (as defined in Rule 158 under the Act) of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                  (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and
         (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, which consent shall not be unreasonably withheld, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (other than debt securities under bank or other institutional credit agreements in effect as of the date of any Terms Agreement) which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities;

                  (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

                  (h) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

                  (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of counsel for the Company reasonably satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in
         Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

                  (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in

         Section 6(d) hereof which was last furnished to such Agent;

                  (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this
         Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

                  (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e) or 6(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this
         Section 4(1), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 6(f), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 6(f) on behalf of any such person).

                  5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the transactions contemplated hereunder; (iii) the cost of printing, preparing by word processor or reproducing this Agreement, any Terms Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section 5 and in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

                  6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof;
         (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                  (b) Sullivan & Cromwell, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Counsel to the Company reasonably satisfactory to the Agents (it being understood that the Company's General Counsel, Deputy General Counsel or Associate General Counsel is reasonably satisfactory to the Agents) shall have furnished to such Agent its written opinions, dated the Commencement Date and each applicable date referred to in
         Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole;

                          (ii) The Company is an "air carrier" within the
                  meaning of the Federal Aviation Act of 1958, as amended, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in the United States of America other than that of its incorporation in which it has intrastate routes or has a principal office or major overhaul facility and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that such counsel believes that both such Agent and such counsel are justified in relying upon such opinions and certificates);

                           (iii) Each material subsidiary of the Company has
                  been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both such Agent and such counsel are justified in relying upon such opinions and certificates);

                           (iv) The Company has an authorized capital stock as
                  set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (v) There are various legal or governmental
                  proceedings pending to which the Company or one of its subsidiaries is a party or to which property of the Company or one of its subsidiaries is subject. Although the ultimate outcome of these proceedings cannot be predicted with certainty and could have a material adverse effect on Delta's consolidated financial condition, results of operations or liquidity, to the best of such counsel's knowledge after reasonable investigation, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, are likely to have a material adverse effect on the consolidated financial condition, results of operations or liquidity of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vi) This Agreement and any applicable Terms
                  Agreement have been duly authorized, executed and delivered by the Company;

                           (vii) The Securities have been duly authorized and,
                  when duly executed, authenticated, issued and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles), and will be entitled to the benefits provided by the Indenture; and the Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                           (viii) The Indenture has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                           (ix) The issue and sale of the Securities, the
                  compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the

                  Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries taken as a whole and that would not affect the validity of the Securities), nor will such actions result in any violation of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (x) To the best of such counsel's knowledge after
                  reasonable investigation, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Securities from the Company and with purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                           (xi) The documents incorporated by reference in the
                  Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the

                  Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                           (xii) The Registration Statement and the Prospectus
                  as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (or, as of its date, any amendment or supplement thereto made by the Company prior to the date of such opinion), other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which such counsel need express no opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus (or any such amendment or supplement thereto), other than the financial statements and related schedules and other financial data therein derived from the Company's accounting records, as to which such counsel need express no opinion, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the statements in the Prospectus as amended or supplemented with respect to statutes, administrative orders and regulations and legal and governmental proceedings fairly and accurately present in all material respects the information required to be set forth therein and there are no statutes, administrative orders or regulations required to be described in the Prospectus as amended or supplemented which are not described as required; the statements in the Prospectus as amended or supplemented as to the route system which the Company presently operates or is authorized to operate are correct in all material respects, and no authorization of the Company to operate any such route is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation (other than proceedings for the granting and renewal of temporary certificates or exemption rights) which in the opinion of such counsel is reasonably likely to result in a final order impairing the validity of such authorization; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

                  With respect to the opinions in clauses (vii) and (viii) above, such counsel may rely as to all matters of New York law on the opinion of Sullivan & Cromwell delivered pursuant to Section 6(b).

                  (d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the Company's independent auditing firm, Arthur Andersen LLP, shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

                  (e) There shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this
         Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

                  (f) There shall not have occurred any of the following: (i) a suspension of trading in the Company's common stock by the Commission or the New York Stock Exchange or a suspension or material limitation of trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such Exchange; (ii) the declaration of a banking moratorium either by Federal or New York State authorities; or (iii) the occurrence of any material outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Agent, impracticable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented; or (iv) (a) any downgrading in the rating accorded the Company's unsecured debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or (b) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's unsecured debt securities or preferred stock; and

                  (g) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this
         Section 6, and as to such other matters as such Agent may reasonably request.

                  7. (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls any Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in any Preliminary Prospectus, preliminary prospectus supplement relating to the Securities or the Prospectus, or in any amendment thereof or supplement thereto, or in any other prospectus relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use in connection with the preparation thereof, (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) as to whom it shall be established that the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such Agent did not send or deliver a copy of the Prospectus as amended or supplemented at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus as amended or supplemented and (iii) the Company will not be liable for any such loss, claim, damage or liability in connection with any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if that settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to written information furnished to the Company by such Agent specifically for inclusion in the Registration Statement, any Preliminary Prospectus, any preliminary prospectus supplement relating to the Securities, the Prospectus, or in any amendment thereof or supplement thereto, or any other prospectus relating to the Securities. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Company acknowledges that the second sentence in the second paragraph under "Supplemental Plan of Distribution" in the Prospectus Supplement, dated January 8, 1999, constitutes the only information furnished in writing by the Agents or on the Agents' behalf for inclusion in the Registration Statement, or any amendment thereof, any Preliminary Prospectus, any preliminary prospectus supplement relating to the Securities, the Prospectus, or in any amendment thereof or supplement thereto, or in any prospectus relating to the Securities, and the Agents will confirm that such statement is correct.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 7(a) or (b), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b) except to the extent that the indemnifying party is prejudiced thereby. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agent in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending same) to which the Company and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which (i) the total price at which the applicable Securities purchased by or through it were sold exceeds (ii) the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint. For purposes of this Section 7, each person who controls any Agent within the meaning of the Act shall have the same rights to contribution as any Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d).

                  8. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect to any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall

(i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

                  9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

                  10. Notwithstanding the provisions of Section 2(a) hereof, the provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), Section 4(d), Section 4(e), Section 4(f),
Section 5, Section 7, Section 8 and Section 9 hereof are concerned.

                  11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Salomon Smith Barney Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Seven World Trade Center, New York, New York 10048, Facsimile Transmission No. (212) 783-2274, Attention: Medium-Term Note Department, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-3000,
Attention: Registration Department, and if to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to World Financial Center, North Tower - 10th Floor, 250 Vesey Street, New York, New York 10281- 1310, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, and if to Morgan Stanley & Co. Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 1585 Broadway, 2nd Floor, New York, New York 10036, Facsimile Transmission No. (212) 761-0780, Attention: Manager - Continuously Offered Products, with a copy to 1585 Broadway, 34th Floor, New York, New York 10036, Facsimile Transmission No.
(212) 761-0260, Attention: Peter Cooper, Investment Banking Information Center, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to the address of the Company set forth in the Registration Statement, Attention: Treasurer with a copy to the Company's General Counsel (provided that the failure to send a copy to the General Counsel shall not affect the validity of the notice).

                  12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

                  13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

                  14. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                                     Very truly yours,

                                                     DELTA AIR LINES, INC.



                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

Accepted in New York, New York, as of the date hereof:


SALOMON SMITH BARNEY INC.


By:
   -----------------------------
   Name:
   Title:





--------------------------------
   (Goldman, Sachs & Co.)


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

By:
   -----------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INCORPORATED


By:
   -----------------------------
   Name:
   Title:

                                                                         ANNEX I









                              DELTA AIR LINES, INC.

                               Medium-Term Notes,
                                    Series B

                                 Terms Agreement



                                                    ____________________ , 19___





Salomon Smith Barney Inc.
Seven World Trade Center
New York, New York 10048

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower, 10th Floor
New York, New York 10281

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Dear Sirs:

                  Delta Air Lines, Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January 8, 1999 (the "Distribution Agreement"), between the Company on the one hand and Salomon Smith Barney Inc. ("Salomon Smith Barney"), Goldman, Sachs & Co. ("Goldman, Sachs"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and Morgan Stanley & Co. Incorporated ("Morgan Stanley", and, collectively with Salomon Smith Barney, Goldman, Sachs, and Merrill Lynch, the "Agents") on the other, to issue and sell to [Salomon Smith Barney] [Goldman, Sachs] [Merrill Lynch] [Morgan Stanley] the securities specified in the Schedule hereto (the "Purchased

Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Salomon Smith Barney] [Goldman, Sachs] [Merrill Lynch] [Morgan Stanley] and [Salomon Smith Barney] [Goldman, Sachs] [Merrill Lynch] [Morgan Stanley] agree[s] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the

Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                               DELTA AIR LINES, INC.


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

Accepted:

[SALOMON SMITH BARNEY INC.


By:
   -------------------------------
   Name:
   Title:]


[
----------------------------------
(Goldman, Sachs & Co.)]


[MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED


By:
   -------------------------------
   Name:
   Title:]


[MORGAN STANLEY & CO. INCORPORATED

By:
   -------------------------------
   Name:
   Title:]

                                                             Schedule to Annex I



Title of Purchased Securities:

         [  %] Medium-Term Notes, Series C

Aggregate Principal Amount:

         $

         [Price to Public:]

Purchase Price by [Salomon Smith Barney Inc.] [Goldman, Sachs & Co.] [Merrill Lynch & Co.] [Morgan Stanley & Co.
Incorporated]:

                  %, of the principal amount of the Purchased Securities [, plus accrued interest from ____________ to _____________] [and accrued amortization, if any, from ________________ to ________________]

Method of and Specified Funds for Payment of Purchase Price:

         [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds]

         [By wire transfer to a bank account specified by the Company in immediately available funds]

Indenture:

         Indenture, dated as of May 1, 1991, between the Company and The Bank of New York, successor to The Citizens and Southern National Bank of Florida, as Trustee

Time of Delivery:


Closing Location:


Maturity:


Interest Rate:

         [  %]

Interest Payment Dates:

         [months and dates]

Documents to be Delivered:

         The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

                  [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(h).]

                  [(2) The opinion of counsel to the Company referred to in Section 4(i).]

                  [(3)  The accountants' letter referred to in
                  Section 4(j).]

                  [(4)  The officers' certificate referred to in
                  Section 4(k).]

Other Provisions (including Syndicate Provisions, if applicable:

                                                                       ANNEX II



                              DELTA AIR LINES, INC.


                            Administrative Procedure


                  This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated January 8, 1999 (the "Distribution Agreement"), between Delta Air Lines, Inc. (the "Company") and Salomon Smith Barney Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

                  The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent".

                  The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

                  Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

                  Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

                  Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Depositary, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Depositary, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

PART I:           ADMINISTRATIVE PROCEDURE FOR CERTIFICATED
                  SECURITIES

Posting Rates by Company:

                  The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

                  Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

                  The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Selling Agent:

                  After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

                  (1) Principal Amount of Certificated Securities to be purchased;

                  (2) If a Fixed Rate Certificated Security, the interest rate and the initial interest payment date;

                  (3)      Trade Date;

                  (4)      Settlement Date;

                  (5)      Maturity Date;

                  (6)      Issue Price;

                  (7) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

                  (8)      Net Proceeds to the Company;

                  (9) If a redeemable Certificated Security, such of the following as are applicable:

                                      (i) Redemption Commencement Date,
                                     (ii) Initial Redemption Price (% of par),
                                          and
                                    (iii) Amount (% of par) that the Redemption
                                          Price shall decline (but not below
                                          par) on each anniversary of the
                                          Redemption Commencement Date;

                  (10) If a Floating Rate Certificated Security, such of the following as are applicable:

                                      (i) Interest Rate Basis,
                                     (ii) Index Maturity,

                              (iii) Spread or Spread Multiplier,
                               (iv) Maximum Rate,
                                (v) Minimum Rate,
                               (vi) Initial Interest Rate,
                              (vii) Interest Reset Dates,
                             (viii) Calculation Dates,
                               (ix) Interest Determination Dates,
                                (x) Interest Payment Dates,
                               (xi) Regular Record Dates, and
                              (xii) Calculation Agent;

                  (11) Name, address and taxpayer identification number of the registered owner(s);

                  (12) Denomination of certificates to be delivered at settlement;

                  (13)     Book-Entry Security or Certificated Security;
                           and

                  (14)     Selling Agent or Purchasing Agent.

Preparation of Pricing Supplement by Company:

                  If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the business day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

                  The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

                  All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third business day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other business day after the acceptance of such offer or
(b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:

                  After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means on the sale date.

                  The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

                  The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

                  In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

                  In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:

                  If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                  The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

PART II:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

                  In connection with the qualification of the Book- Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of April 14, 1989, as amended (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Company:

                  The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

                  Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

                  The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Selling Agent and Settlement
Procedures:

                  A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone

(confirmed in writing) or by facsimile transmission or other acceptable written means:

                  (1) Principal Amount of Book-Entry Securities to be purchased;

                  (2) If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

                  (3)      Trade Date;

                  (4)      Settlement Date;

                  (5)      Maturity Date;

                  (6)      Issue Price;

                  (7) Selling Agent's commission or Purchasing Agent's discount or commission, as the case may be;

                  (8)      Net Proceeds to the Company;

                  (9) If a redeemable Book-Entry Security, such of the following as are applicable:

                           (i)      Redemption Commencement Date,

                           (ii)     Initial Redemption Price (% of par), and

                           (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

                  (10) If a Floating Rate Book-Entry Security, such of the following as are applicable:

                           (i)      Interest Rate Basis,

                           (ii)     Index Maturity,

                           (iii)    Spread or Spread Multiplier,

                           (iv)     Maximum Rate,

                           (v)      Minimum Rate,

                           (vi)     Initial Interest Rate,

                           (vii)    Interest Reset Dates,

                           (viii)   Calculation Dates,

                           (ix)     Interest Determination Dates,

                           (x)      Interest Payment Dates,

                           (xi)     Regular Record Dates, and

                           (xii)    Calculation Agent;

                  (11) Name, address and taxpayer identification number of the registered owner(s);

                  (12) Denomination of certificates to be delivered at settlement;

                  (13)     Book-Entry Security or Certificated Security;
                           and

                  (14)     Selling Agent or Purchasing Agent.

                  B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

                  C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Ratings Group:

                  (1)      The applicable Sale Information;

                  (2) CUSIP number of the Global Security representing such Book-Entry Security;

                  (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

                  (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

                  (5)      The interest payment period; and

                  (6) Initial Interest Payment Date for such Book- Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (which, in the case of Floating Rate Securities which reset weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

                  D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

                  E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

                  F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

                  G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

                  H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                  I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at The Bank of New York, New York, New York, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                  J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

                  K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

                  L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book- Entry Securities.

Preparation of Pricing Supplement:

                  If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement not later than 5:00 p.m., New York City time, on the business day following the Trade Date (defined below), or if the Company and the purchaser agree to settlement on the business day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

                  The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security.

Date of Settlement:

                  The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities, solicited by a Selling Agent or made by Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third business day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Company and the purchaser agree to settlement on another business day which shall be no earlier than the next business day after the Trade Date.

Settlement Procedure Timetable:

                  For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the first business day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

    SETTLEMENT
    PROCEDURE                               TIME
    ----------                              ----

         A             5:00 p.m.            on the business day following the
                                            Trade Date or 10:00 a.m. on the
                                            business day prior to the
                                            Settlement Date, whichever is
                                            earlier

         B            12:00 noon            on the second business day
                                            immediately preceding the
                                            Settlement Date

         C             2:00 p.m.            on the second business day
                                            immediately preceding the Settlement
                                            Date

         D             9:00 a.m.            on the Settlement Date

         E            10:00 a.m.            on the Settlement Date

        F-G            2:00 p.m.            on the Settlement Date

         H             4:45 p.m.            on the Settlement Date

         I             5:00 p.m.            on the Settlement Date


                  If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second business day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                  If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the business day immediately preceding the scheduled Settlement Date.

Failure to Settle:

                  If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable, a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all of the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book- Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D" for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

                                                                      ANNEX III

                               Accountants' Letter


                  Pursuant to Section 4(j) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Securities and Exchange Commission thereunder;

                  (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act and the related rules and regulations adopted thereunder, as applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

                 (iii) They have performed the procedures specified by the American Institute of Certified Public Accountants for a review of any interim financial information included or incorporated by reference in the Prospectus as described in Statement on Auditing Standard No. 71, "Interim Financial Information," as indicated in their reports thereon; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted thereunder, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted thereunder;

                  (iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;

                  (v) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the latest available unaudited condensed
                  consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted thereunder, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of operations, consolidated balance sheets and


                                      III-2
                  consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon


                                      III-3
                  exercise of options and stock appreciation rights and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any increases in consolidated net current liabilities or decreases in shareowners' equity or other items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated operating revenues or operating income or the total or per share amounts of consolidated net income available to common shareholders or other items specified by the Agents, or any increases in any items specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company


                                      III-4
         and its subsidiaries and have found them to be in agreement.

                  All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.



                                      III-5